EXHIBIT 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Monte Zweben, the Chief Executive Officer of Blue Martini Software, Inc. (the “Company”), and Eran Pilovsky, the Vice President of Finance (principal financial officer) of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, to the which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of quarter covered by the Periodic Report and the results of operations of the Company for that quarter.

Dated: May 8, 2003

/s/    MONTE ZWEBEN

Monte Zweben

Chief Executive Officer

/s/    ERAN PILOVSKY

Eran Pilovsky

Vice President of Finance

(Principal Financial Officer)